Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of March 10, 2025, by and between MYX Inc., a Wyoming corporation (the “Company”), and Ana Gaetu (“Executive”).

1. Position and Duties

Executive shall serve as Chief Financial Officer (CFO) of the Company, devoting approximately 20 hours/week to Company business.

2. Term

This Agreement shall continue until terminated by either party in accordance with Section 6.

3. Compensation

(a)  Stock Compensation: 280,000 shares of common stock, equivalent to 5.6% of total outstanding shares, issued at $0.02 par value.

(b) No cash salary shall be paid until the Company generates sufficient revenue.

4. Benefits

Executive may be eligible for benefits under future Company plans.

5. Confidentiality and IP

Executive agrees to maintain confidentiality and assign intellectual property developed during employment.

6. Termination

This Agreement may be terminated by either party upon written notice.

7.    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

8.    Miscellaneous

Entire agreement clause and applicable governing law.

1

IN WITNESS WHEREOF, the parties have executed this Agreement.

MYX, Inc.

Tatyana Muyingo	Ana Gaetu

By:	By:

Title: Sole Director	Title: Chief Financial Officer

Date: March 10, 2025	Date: March 10, 2025